UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2018, a wholly owned subsidiary of Healthier Choices Management Corp. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Paradise Health Foods, Inc. (“Seller”).  Under the Purchase Agreement, the Company will, following satisfaction or waiver of applicable conditions to closing, purchase certain assets and assume certain liabilities related to the Seller’s health and nutrition stores in Melbourne, Florida and Palm Bay, Florida. The Company intends to continue to operate the stores under their existing name. The cash purchase price under the Purchase Agreement is approximately $1.4 million, with an adjustment for the value of inventory at closing.  In addition, the Company will assume certain lease obligations and will enter into an employment agreement with the store manager.

The Purchase Agreement contains customary representations, warranties, and covenants of Seller and the Company, including covenants by Seller to continue to operate the stores in the ordinary course of business until the closing.  The Purchase Agreement also includes restrictive covenants and termination rights for the benefit of the Company.

The parties’ obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain conditions.  The transaction is expected to close on or about November 30, 2018. The transaction is not subject to approval by the Company’s stockholders and is not subject to a financing condition.

There is no material relationship between the Company, on the one hand, and Seller, on the other hand, other than in respect of the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated November 19, 2018, by and among the Company and Paradise Health Foods, Inc. (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: November 21, 2018	By:	/s/ Jeffrey Holman
Jeffrey Holman, Chief Executive Officer

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Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated November 19, 2018, by and among the Company and Paradise Health Foods, Inc. (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.)

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